Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

The firm of Lynda R. Keeton CPA, LLC consents to the inclusion of this report dated November 21, 2011 accompanying the audited financial statements of United People Power, Inc. for the period ended August 15, 2011, in the Registration Statement of Form S-1, with the U.S. Securities and Exchange Commission.

We also consent to the reference to our firm under the heading of “Experts” in this registration statement.

/s/ Lynda R. Keeton CPA, LLC

Lynda R. Keeton CPA, LLC

Henderson, NV

November 30, 2011